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                                                                 EXHIBIT 99.1



                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
   PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)



         The undersigned, James W.P. Reid-Anderson, Chairman of the Board of Directors, President and Chief Ececutive Officer of Dade Behring Holdings, Inc. (the "Company") has executed this certification in connection with the filing with the Securities and Exchange commission of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Report").


         The undersigned hereby certifies that:


         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


IN WITTNESS WHEREOF, the undersigned has executed this certification as of the 28th day of March, 2003.


/s/ James W.P. Reid-Anderson
----------------------------

James W.P. Reid-Anderson
Chairman of the Board of Directors,
President and Chief Executive Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.